FIRST AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THE HARTFORD MUTUAL FUNDS, INC., THE HARTFORD MUTUAL FUNDS II, INC.,

HARTFORD SERIES FUND, INC., LATTICE STRATEGIES TRUST, AND HARTFORD

FUNDS EXCHANGE-TRADED TRUST (EACH A “REGISTRANT” AND

COLLECTIVELY, THE “REGISTRANTS”), EACH ORGANIZED AND EXISTING UNDER

THE LAWS OF THE JURISDICTION SET FORTH ON SCHEDULE A, AND EACH ON

BEHALF OF EACH OF ITS SERIES AS LISTED ON SCHEDULE A (EACH A “LENDER”

AND COLLECTIVELY, THE “LENDERS”),

AND

STATE STREET BANK AND TRUST COMPANY

This First Amendment (this “Amendment”) dated as of August 13, 2025 is between The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Lattice Strategies Trust, and Hartford Funds Exchange-Traded Trust (each a “Registrant” and collectively, the “Registrants”), each organized and existing under the laws of the jurisdiction set forth on Schedule A, and each on behalf of each of its series as listed on Schedule A (each a “Lender” and collectively, the “Lenders”), and State Street Bank and Trust Company (“State Street”).

Reference is made to the Securities Lending Authorization Agreement dated as of April 1, 2025, as amended to date, between The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Lattice Strategies Trust, and Hartford Funds Exchange-Traded Trust (each a “Registrant” and collectively, the “Registrants”), each organized and existing under the laws of the jurisdiction set forth on Schedule A, and each on behalf of each of its series as listed on Schedule A (each a “Lender” and collectively, the “Lenders”), and State Street (the “Agreement”).

WHEREAS, the parties to the Agreement desire to amend the Agreement as set forth below.

NOW, THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement as follows:

1.  Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.  Amendment. Schedule A (List of Lenders) to the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A (List of Lenders).

3.  Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Amendment

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constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Amendment will at all times comply with all applicable laws and regulations.

4.  Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified, and the Agreement is ratified and affirmed as being in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts, together, constitute only one (1) instrument.

5.  Governing Law. This Amendment shall be governed by and construed in accordance with the governing law of the Agreement.

6.  Effective Date. This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

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The Hartford Mutual Funds, Inc.,

on behalf of its respective Lenders on Schedule A

The Hartford Mutual Funds II, Inc.,

on behalf of its respective Lenders on Schedule A

Hartford Series Fund, Inc.,

on behalf of its respective Lenders on Schedule A

Lattice Strategies Trust,

on behalf of its respective Lenders on Schedule A

Hartford Funds Exchange-Traded Trust,

on behalf of its respective Lenders on Schedule A

By: /s/ Ankit Puri
Name: Ankit Puri
Title: Vice President and Treasurer

STATE STREET BANK AND TRUST COMPANY

By: /s/ David Kim
Name: David Kim
Title: Managing Director

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Schedule A

This Schedule is attached to and made part of the Securities Lending Authorization Agreement dated the 1st day of April 2025 among The Hartford Mutual Funds, Inc., The Hartford Mutual Funds II, Inc., Hartford Series Fund, Inc., Lattice Strategies Trust, and Hartford Funds Exchange-Traded Trust (each a “Registrant” and collectively, the “Registrants”), each organized and existing under the laws of the jurisdiction set forth on Schedule A, and each on behalf of each of its series as listed on Schedule A (each a “Lender” and collectively, the “Lenders”), and State Street Bank and Trust Company (“State Street”), as amended.

List of Lenders

The Hartford Mutual Funds, Inc., organized and existing under the laws of the State of Maryland
1. The Hartford Balanced Income Fund
2. The Hartford Capital Appreciation Fund
3. Hartford Climate Opportunities Fund
4. Hartford Core Equity Fund
5. The Hartford Dividend and Growth Fund
6. Hartford Dynamic Bond Fund
7. Hartford Emerging Markets Equity Fund
8. The Hartford Emerging Markets Local Debt Fund
9. The Hartford Equity Income Fund
10. Hartford Global Impact Fund
11. The Hartford Healthcare Fund
12. The Hartford Inflation Plus Fund
13. Hartford International Equity Fund
14. The Hartford International Growth Fund
15. The Hartford International Opportunities Fund
16. The Hartford International Value Fund
17. Hartford Low Duration High Income Fund
18. The Hartford MidCap Fund
19. The Hartford MidCap Value Fund
20. Hartford Multi-Asset Income Fund
21. The Hartford Municipal Opportunities Fund
22. Hartford Municipal Short Duration Fund
23. Hartford Real Asset Fund
24. The Hartford Short Duration Fund
25. Hartford Small Cap Value Fund
26. The Hartford Small Company Fund
27. The Hartford Strategic Income Fund
28. Hartford Sustainable Municipal Bond Fund
29. The Hartford Total Return Bond Fund
30. The Hartford World Bond Fund

The Hartford Mutual Funds II, Inc., organized and existing under the laws of the State of Maryland
1. The Hartford Growth Opportunities Fund
2. The Hartford Small Cap Growth Fund
3. Hartford Schroders Core Fixed Income Fund (formerly, Hartford Schroders Sustainable Core Bond Fund)
4. Hartford Schroders Diversified Growth Fund
5. Hartford Schroders Emerging Markets Equity Fund
6. Hartford Schroders Emerging Markets Multi-Sector Bond Fund
7. Hartford Schroders International Contrarian Value Fund

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8. Hartford Schroders International Multi-Cap Value Fund
9. Hartford Schroders International Stock Fund
10. Hartford Schroders Sustainable International Core Fund
11. Hartford Schroders Tax-Aware Bond Fund
12. Hartford Schroders US MidCap Opportunities Fund
13. Hartford Schroders US Small Cap Opportunities Fund

Hartford Series Fund, Inc., organized and existing under the laws of the State of Maryland
1. Hartford Balanced HLS Fund
2. Hartford Capital Appreciation HLS Fund
3. Hartford Disciplined Equity HLS Fund
4. Hartford Dividend and Growth HLS Fund
5. Hartford Healthcare HLS Fund
6. Hartford International Opportunities HLS Fund
7. Hartford MidCap HLS Fund
8. Hartford Small Cap Growth HLS Fund
9. Hartford Small Company HLS Fund
10. Hartford Stock HLS Fund
11. Hartford Total Return Bond HLS Fund
12. Hartford Ultrashort Bond HLS Fund

Lattice Strategies Trust, organized and existing under the laws of the State of Delaware
1. Hartford Disciplined US Equity ETF
2. Hartford Multifactor Developed Markets (ex-US) ETF
3. Hartford Multifactor Emerging Markets ETF
4. Hartford Multifactor Small Cap ETF
5. Hartford Multifactor US Equity ETF
6. Hartford US Quality Growth ETF
7. Hartford US Value ETF

Hartford Funds Exchange-Traded Trust, organized and existing under the laws of the State of Delaware
1. Hartford AAA CLO ETF (formerly, Hartford Short Duration ETF)
2. Hartford Dynamic Bond ETF
3. Hartford Core Bond ETF
4. Hartford Large Cap Growth ETF
5. Hartford Municipal Opportunities ETF
6. Hartford Schroders Tax-Aware Bond ETF
7. Hartford Total Return Bond ETF
8. Hartford Quality Value ETF
9. Hartford Strategic Income ETF (formerly, Hartford Sustainable Income ETF)

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